Exhibit 99.2

Q3 2003 Conference Call Script

Safe Harbor Provision

Portions of this script contain forward-looking statements regarding future events based on current expectations. These forward-looking statements and other statements, such as statements regarding the future financial performance of SpectraLink, are subject to risks and uncertainties. SpectraLink Corporation wishes to caution you that there are some factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: the ability of SpectraLink to develop and introduce new products and the impact on demand for existing products; the inability to close several large orders in the sales pipeline; continued weakness or further deterioration in the general economic conditions that may reduce demand for, or delay orders for, SpectraLink’s products; adverse changes in economic and business conditions affecting SpectraLink’s customers; the failure of the market for on-premises wireless telephone systems to grow or to grow as quickly as SpectraLink anticipates; the intensely competitive nature of the wireless communications industry, and a customer preference to buy all telephone communications systems from a single source provider that manufactures and sells PBX or key/hybrid systems; SpectraLink’s and its resellers’ ability to develop and execute effective marketing and sales strategies; SpectraLink’s reliance on sole or limited sources of supply for many components and equipment used in its manufacturing process; the risk of business interruption arising from SpectraLink’s dependence on a single manufacturing facility; customer concerns over security issues in the 802.11 technology; SpectraLink’s ability to manage potential expansion of operations in the U.S. and internationally; SpectraLink’s ability to respond to rapid technological changes within the on-premises wireless telephone industry; SpectraLink’s ability to attract and retain personnel, including key technical and management personnel; changes in rules and regulations of the FCC; SpectraLink’s ability to protect its intellectual property rights; and SpectraLink’s reliance on its 802.11 technology partners to continue to provide the wireless local area network for SpectraLink’s NetLink product, and to provide access points which support SpectraLink Voice Priority. Prospective investors are cautioned not to place undue reliance on such forward-looking statements. Further, SpectraLink undertakes no obligation to update or revise any forward-looking statements contained herein in order to reflect events or circumstances that may arise after the date of this script. We refer you to the documents SpectraLink files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2002, the section titled Forward-Looking Statement Factors in our Form 10-Q for quarterly period ended June 30, 2003, and other reports and filings made with the Securities and Exchange Commission.

Nancy Hamilton

Thank you operator. With me today is John Elms, SpectraLink’s new president and Chief Executive Officer.

Thank you for joining SpectraLink’s conference call for the third quarter of 2003. I would also like to welcome our Internet listeners as we broadcast this call live across the Internet.

This discussion will contain projections and other forward-looking statements. Therefore, I will incorporate by reference the provision for forward-looking statements published in our 2002 10-K filed with the Securities and Exchange Commission on March 28, 2003, and in our Form 10-Q for the quarterly period ended June 30, 2003, filed with the Securities and Exchange Commission on August 11, 2003. You will also see a description of some of these risks and uncertainties in today’s press release. Written or oral forward-looking statements speak only as of the date of the statements and are subject to several risks and uncertainties as described in these filings that could cause actual results to differ from present expectations. SpectraLink undertakes no obligation to update or revise any forward-looking statements contained herein in order to reflect events or circumstances that may arise after the date of this conference call.

For the third quarter of 2003, SpectraLink delivered very strong results with earnings growing by 49% over the same period last year. Solid quarterly revenue of $18.3 million is a 20% increase over the third quarter of 2002. Net income for the quarter was $2.3 million, or $0.12 earnings per diluted share for the quarter. For the same period a year ago, net income was $1.5 million, or $0.08 earnings per diluted share on revenue of $15.3 million.

Earnings per diluted share for the nine months ended September 30, 2003, were $0.30 on net income of $5.6 million and revenue of $51.5 million. This compares very favorably with the same period last year that delivered earnings per diluted share of $0.19 on net income of $3.7 million and revenue of $44.4 million.

In our target areas, our General market remains our primary sector with $11.0 million in revenue, accounting for 76% of total product sales in the third quarter. We define the General market as the industrial, education, corporate and healthcare sectors. Within the General market, Healthcare continued as the main contributor accounting for 27% of total product revenue and $3.9 million in sales. The Retail Stores market accounted for 24% of product sales this quarter, while the Service sector of our business continues to be a consistent revenue producer, contributing 21% of total revenue in the third quarter.

Although Link Wireless Telephone System sales still made up the majority of revenue this quarter, accounting for 71% of total product sales, we saw a significant increase in NetLink Wireless Telephone sales. NetLink accounted for 29% of total product sales this quarter. Our new NetLink products helped drive this growth. Overall gross margin for the quarter was 67%, exceeding our expected range of 60-65%.

SpectraLink’s distribution channels accounted for 70% of product sales while our direct sales team accounted for the remaining 30% of product sales this quarter. We continue to expand our distribution channels because we recognize a strong distribution network is key to sales growth.

Total operating expenses were 47% of quarterly revenue. R&D made up $1.9 million of these expenses, amounting to 10% of quarterly revenue. Our quarterly pre-tax margin of 20% was in line with the 20% pre-tax margin from last quarter and significantly better than the 16% pre-tax margin from the third quarter of 2002.

Our balance sheet is very strong with over $50 million in cash and cash equivalents. In the third quarter we generated $3.4 million in cash from operations primarily because of positive net income. Cash reserves also grew from employees exercising stock options throughout the quarter. Another reason our cash reserves grew to over $50 million was that we did not buy back stock through our stock repurchase program. Our ability to impact future EPS at current stock prices is substantially less than it was at lower stock prices. As a result, we are evaluating other uses of our cash. Days-sales-outstanding remained low again this quarter, amounting to 51 days.

Now I’d like to turn the call over to our president and CEO, John Elms.

John Elms
Thank you, Nancy.

It’s a pleasure joining this call for the first time. As many of you know, I assumed the responsibilities of president and CEO of SpectraLink on September 1. Bruce Holland remains with the Company, taking on the role of Chairman of the Board. While Bruce will spend much of his time focusing on the underlying technology that has made SpectraLink the market leader in the workplace wireless market, I am managing the overall business to ensure successful implementation of this technology. Following our seamless product transition last quarter, the executive transition this quarter has gone very smoothly.

I am very pleased that we continued our strong year-over-year growth in both revenue and earnings this quarter. We delivered the second highest quarterly sales in our history with a slight sequential decline in revenue from Q2, well within our normal seasonality.

Sales of our NetLink products this quarter increased 36% from Q2 accounting for $4.3 million of product sales. We are extremely pleased by this as it indicates two things: first, there is an increasing acceptance of 802.11 in the marketplace, which as you know, is our product focus for the future. Second, we believe it reinforces our theory of price elasticity. That is important because we carry lower average selling prices on our NetLink products.

As expected within the NetLink category, sales of our i640 handset accounted for most of our new product sales this quarter. Also as expected, this new handset is selling very well into the vertical markets because it meets their special needs for a feature-rich product that can withstand rugged environments. Acceptance of our new e340 handset is beginning to show promise in the very important and largely under-penetrated enterprise market, as well as sections of vertical markets where a less durable handset is needed.

We saw a shift in our product sales this quarter as Healthcare, still our strongest vertical market, accounted for 27% of product sales while the Retail sector increased to 24% of total product sales. Our only large order this quarter was in our Retail Stores sector and amounted to slightly over $500,000. This helped Retail grow to $3.5 million in product sales for the quarter. We continue to be pleased that large orders are not dictating our performance. Having just one large order highlights the fact that our baseline business is made up of many smaller orders and drives the majority of our revenue.

The Government sector is an important market for us, and one that we are now focusing on more directly. This quarter, government agencies accounted for over $1 million in revenue. Although Government orders are often sizable, they come intermittently, so it is difficult to forecast a quarterly trend. Federal and state funding for education projects remains very tight. To maximize the efforts of our direct sales team, we have moved the Education sector employees into other areas of our sales organization that need additional support. In addition, we rolled the Education sector into the broader Government sector. This will allow us to continue to grow the Government sector of our business while monitoring Education for signs of recovery.

We remain on track to begin limited shipments of our new wireless deskset phones in the fourth quarter. This wireless desk phone is the next logical step in establishing a totally wireless office, free of dedicated telephone and computer lines and without the ongoing operating costs for moves, adds and changes. With the significant cost reductions in wireless infrastructure that have occurred over the past year, the wireless office is now competitively priced with hard-wired systems. We will offer a stand-alone deskset and another version that acts as a docking station for our new NetLink handsets. In both models, the user can take advantage of the large text display and keypad, as well as speaker phone capabilities and familiar ergonomics. The lower cost docking station model will utilize the radio capabilities of the handset, offering the additional benefits of acting as a speaker phone and a battery charger for the handset while the mobile user is at his or her desk. Our expectation is that we will create a market for this phone through manufacturers and distribution channels selling into the small and medium enterprise market. For the first quarter or two, we expect to see limited deskset shipments so that these channels can evaluate the new products. This process must be completed before SpectraLink’s wireless desksets can deliver significant revenue.

I’m pleased to say that we managed a third transition this quarter with the successful implementation of a new ERP system that firmly positions us to handle the next phase of growth at SpectraLink. We went live with our new system on August 11, with customer service and financial packages designed by PeopleSoft. As a result of the tremendous effort by many people in our organization, we were able to deliver our earnings release within a week of our normal schedule.

SpectraLink remains active in the IEEE 802.11 and Wi-Fi Alliance task groups working to establish standards for security and quality of service. We see these standards as necessary to accelerate the growth of the Voice-over Wi-Fi market. Even though some organizations have already begun to adopt certain aspects of the standards prior to formal approval, the IEEE estimates that final ratification for both of these standards won’t occur until mid-2004. Until the quality of service standard is implemented, the majority of access point vendors continue to support SpectraLink Voice Priority, the de facto standard which provides a robust QoS mechanism for NetLink Wireless Telephones. SpectraLink continues to drive the effort toward establishing a comprehensive security standard addressing the unique needs of voice. In the meantime, SpectraLink is working with a number of vendors, including Cisco and middleware solutions such as ReefEdge, to allow the delivery of high quality security systems that are much improved over WEP.

Once again, SpectraLink was included in Business 2.0 Magazine’s second annual B2 100, the magazine’s ranking of the fastest-growing technology companies. SpectraLink ranked 33rd on the list, moving up from its previous position of 67th in 2002. Business 2.0 editors ranked the companies using a combination of four financial criteria: growth in revenue, profit, and operating cash flow during the past three years, and the 12-month stock return. We are proud to make this list two years running.

Historically, Q4 has been our strongest quarter of the year, and we see no reason why this shouldn’t be the case again in 2003. Beyond that, we continue to be very optimistic about SpectraLink’s position in this market and about growth for both SpectraLink and the workplace wireless voice market overall.

In conclusion, I am delighted to be able to report to you that SpectraLink was successful in staying on course and executing our business plan during a time of significant transitions in products, systems, and leadership over the last several months. I am excited by the opportunities that lie before us as the market leader in the converged voice-over-IP and wireless LAN technologies, and I look forward to leading the company in its next phase of growth.

For those of you who I have not yet had a chance to meet, I invite you to join us at the AeA conference in San Diego on November 3rd and 4th. Nancy and I will be delivering our updated corporate presentation in multiple sessions during those two days.

Thank you for joining us today. I’m going to turn the call back over to the operator for questions now.

Nancy Hamilton — At the end of Q&A

I want to thank everyone for participating today and remind you that this call will be available for replay through a dial-in number for 7 days and on our website for an extended period.

Goodbye.